UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    December 14, 2010

CHINA FORESTRY INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-25765	87-0429748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 517, No. 18 Building Nangangjizhoing District Hi-Tech Development Zone Harbin, Heilongjiang Province, People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

011-86-0451-87011257

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by China Forestry, Inc., a Nevada corporation (the “Registrant” or “CHFY”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement
ITEM 2.01 Completion of Acquisition or Disposition of Assets

On December 14, 2010, the Registrant (as Vendor) and Land Synergy Limited (as Purchaser), a company incorporated in the British Virgin Islands (“Land Synergy”), simultaneously entered into and closed the transactions contemplated by a Sale and Purchase Agreement relating to the share capital of the Jin Yuan Global Limited (“Jin Yuan”) subsidiary of the Registrant. Jin Yuan owned and operated a company known as Harbin Senrun Forestry Development Co. Ltd., which has in the past operated a timber business for the Registrant in the Heilongjiang Province of the People’s Republic of China.  However, for the year ended December 31, 2007 and subsequent years, Harbin Senrun lost its wood cutting quota for log sales from the Bureau of Forestry and has had no revenues.  Land Synergy paid US$2,000 for 100% of the share capital of Jin Yuan.

The Board of Directors of the Registrant determined, in the exercise of its reasonable business judgment, that the timber business of Jin Yuan no longer fit with the business plan of the Registrant as it has developed since the merger on July 15, 2010 with Hanzhong Hengtai Bio-Tech Limited, a Chinese company engaged in the business of the plantation and sale of garden plants used in landscaping.  Accordingly, the Board of Directors of the Registrant determined that it was in the best interests of the company to sell its 100% equity interest in Jin Yuan to Land Synergy.

A copy of the Sale and Purchase Agreement is attached hereto as Exhibit 10, and is incorporated by reference herein.  It was approved by the unanimous written consent of the directors of the Registrant.

ITEM 9.01   Financial Statements and Exhibits

(d)  Exhibits

10   Sale and Purchase Agreement dated December 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FORESTRY, INC.

Date: December 17, 2010	By:	/s/ TIAN, Yuan
TIAN, Yuan
Chief Executive Officer and Director

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